Lifted Made Signs Multi-Year Agreement With Diamond Supply Co. for Vape and Gummy Products

JACKSONVILLE, FL, April 25, 2023 (Accesswire) – Lifted Made, maker of the award-winning Urb brand of hemp and psychoactive products (“Lifted”) and a wholly-owned subsidiary of LFTD Partners Inc. (OTCQB: LIFD), has entered into a multi-year agreement with Diamond Supply Co. (“Diamond”), Calabasas, California, to serve as the exclusive worldwide manufacturer of Diamond-branded hemp-derived products (“Products”).

Under the agreement, among other things:

•Lifted and Diamond will collaborate on Product formulation and design

•Lifted and Diamond will share costs and revenues pursuant to mutually agreed  upon formulas

•Lifted will exclusively manufacture the Products

•Lifted and Diamond will each market and distribute the Products using their respective distributors, websites, and other established sales channels

Nick Warrender, CEO of Lifted, and Vice Chairman and COO of LFTD Partners, said, “Diamond Supply Co. is a brand that breaks the mold of singularity, deep-seated in skateboarding and streetwear, bringing legendary collaborations to market for 25 years. Nick Tershay is a true visionary in the counterculture space, working with top brands and artists like Nike, Modelo, DJ Khaled, Travis Scott, and many more. We’re thrilled to add Urb to that list and bring fresh eyes and innovation to the cannabinoid market. This is an exciting partnership to follow up our first-place win at High Times Hemp Cup and I expect this launch to be one for the ages.”

Nick Tershay, Founder, Owner and CEO of Diamond Supply Co., said “I am excited to partner with LFTD Partners who have proven to be the best in the cannabinoid market to help us expand our product line to our fans in this space.”

Jake Jacobs, President and CFO of LFTD Partners Inc., said "I started skateboarding when I was six years old, and Diamond has always been the most influential, positive brand in that huge industry. This is a unique collaboration between Lifted and one of California’s most visible worldwide dynamic brands. We will push the envelope and look forward to continue setting trends with our partners at Diamond Supply Co.”

About LFTD Partners Inc.

Publicly-traded LFTD Partners Inc., Jacksonville, FL (OTCQB: LIFD) is the parent corporation of Lifted Made, Kenosha, WI (www.urb.shop), which manufactures and sells hemp-derived and psychoactive products under its award-winning Urb and Silly Shruum brands. LFTD Partners Inc. also owns 4.99% of CBD-infused beverage and products maker Ablis (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com) all located in Bend, OR. Please read LIFD's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Stay updated with our company news and product launches by subscribing to our newsletters at www.LFTDPartners.com and www.urb.shop.

About Diamond Supply Co.

Diamond Supply Co. (www.DiamondSupplyCo.com) was founded in 1998 when Nicholas Tershay (aka Nick Diamond) created a skateboard hardware in San Francisco. In 2000, Nick moved to Los Angeles and began building Diamond Supply Co. in Girl Skateboards legendary distribution house - soon growing Diamond Supply Co. to a full range of skateboard hard and soft goods including bolts, bearings, t-shirts, fleece, accessories and more. Having a strong aesthetic and a commitment for creating high quality goods, Diamond Supply Co. was quickly embraced by skate and street fashion communities alike.

In 2005, Nike Skateboarding asked Nick Diamond to design his own signature Diamond Nike SB Dunk which quickly became one of the most sought-after sneakers and hailed as one of the greatest Nike SB's of all-time by esteemed publications and sneaker collectors alike.

In 2006, Diamond Supply Co. opened its first flagship store in the historic Fairfax neighborhood in Los Angeles and has remained a cultural staple since. Home to exclusive special releases, the shop is no stranger to lines that wrap around the block or the unannounced pro-skater, artist or athlete stopping by to pick up the latest releases. Diamond Supply Co. has also opened flagship stores in San Francisco and New York and will be opening their first Flagship Diamond cannabis dispensary in San Francisco this summer 2023.

Under Nick Tershay's signature design and aesthetic, Diamond Supply Co. maintains a strong focus on delivering skateboarding goods with high integrity and matching quality, keeping true to its roots and remaining unchanged for over 20 years.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans and expectations of LFTD Partners Inc. and Lifted Made. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies'

actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACT:

Nicholas S. “Nick” Warrender, founder and CEO of Lifted Made, and Vice Chairman and COO of LFTD Partners Inc.

(224) 577-8148

CEO@urb.shop

www.urb.shop

William C. “Jake” Jacobs, President and CFO of LFTD Partners Inc.
(847) 400-7760

JakeJacobs@LFTDPartners.com mailto:GerardMJacobs@LFTDPartners.com
www.LFTDPartners.com https://pr.report/cUXsz64Z

Nick Tershay, President and CEO of Diamond Supply Co.

(323) 363-1993

diamondsupplyco@gmail.com

www.diamondsupplyco.com